Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” for Global Unconstrained Bond Portfolio (one of the portfolios constituting Janus Aspen Series) in this Registration Statement on Form N-1A.
/s/ PricewaterhouseCoopers LLP
Denver, Colorado
January 28, 2015